EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








                                                                  March 12, 2007


To Whom It May Concern:



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of this report of January 22, 2007, accompanying the audited financial statements of Las Palmas Mobile Estates, as at December 31, 2006 in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com